Exhibit 10.01

AGREEMENT FOR CHAIRMAN OF FINANCIAL ADVISORY BOARD

THIS AGREEMENT is made and entered into effective as of June 1, 2014 (the “Effective Date”), by and between MONDIAL VENTURES, Inc. a Nevada Corporation, (the “Company”) and Revolution Investment Management’s, Robert M. Cohen, collectively (the “Chairman”).

1 T erm.

(a) This Agreement shall continue for a period of six (6) months from Effective Date and shall continue as long as Chairman is willing to serve as Chairman of the Board of Financial Advisory (“Chairman”) of the Company.

(b) Notwithstanding the foregoing and provided that Chairman has neither voluntarily resigned nor been terminated for “cause” as defined in Section 3(b) of this Agreement, Company agrees to use its best efforts to retain Chairman as it sees fit.

2 Position and Responsibilities.

(a) Position. Company hereby retains Chairman to serve as Chairman of the Financial Advisory Board. Chairman shall perform such duties and responsibilities (the “Services”) as are normally related to such position in accordance with the Company’s bylaws, applicable law and Chairman hereby agrees to use his best efforts to provide the Services. Chairman shall comply with the statutes, rules, regulations and orders of any governmental authority, which are applicable to the performance of the Services, and the Company’s rules, regulations and practices as they may from time-‐to-‐time be adopted or modified.

(b) Other Activities. Chairman may be employed by another company, may serve on the Board of Directors or Advisory Boards, and may engage in any other business activity as long as such activities do not violate Director’s obligations under this Agreement or Director’s fiduciary obligations to the shareholders. The ownership of less than a 5% interest in an entity either personally or through an entity, by itself, shall not constitute a violation of this duty. Chairman represents that to the best of his knowledge, Chairman has not outstanding agreement or obligation that is in conflict with any of the provisions of this Agreement, and Chairman agrees to use his best efforts to avoid or minimize any such conflict and agrees to use his best efforts to avoid or minimize any such conflict and agrees not to enter into any agreement or obligation that could create such a conflict, without the approval of the Company. If at any time Chairman is required to make any disclosure or take any action that may conflict with any of the provisions of this Agreement, Chairman will promptly notify the Company of such obligation, prior to making such disclosure or taking any action.

(c )   No Conflict. Chairman will not engage in any activity that creates an actual conflict of interest with the Company, regardless of whether such activity is prohibited by company’s conflict of interest guidelines or this Agreement, and Chairman agrees to notify the Board of Directors before engaging in any activity that creates a potential conflict of interest with the Company. Chairman shall not engage in any activity that is in direct competition with the Company or serve in any capacity (including but not limited to, as an employee, consultant, advisor or director) in any company or entity that competes directly with the Company, as reasonably determined by a majority of Company’s board members, without the approval of the Chief Executive Officer.

3 Compensation and Benefits.

(a) Advisors Fee. In consideration of the services to be rendered under this Agreement, the Company shall pay the Chairman a fee at the rate of Sixty Thousand Dollars ($60,000.00) for six months, which shall be paid from the Company’s resources; either from corporate revenue or capital raises. The Company and Chairman unilaterally agree that out of each tranche of invested capital a portion will go towards this fee.

(b) Additional Compensation. Company acknowledges that in order to compensate the Chairman for services rendered under this Agreement, the Company will issue upon execution of this Agreement a Convertible Debenture in favor of the Chairman and/or his company for seventy fifty ($75,000.00) thousand dollars which the Chairman will not convert out of until he is no longer holds this position. In the event of (i) a merger, change in control or sale of the Company orii) Chairman either is terminated as a board member or is not asked to remain on as Chairman of the Financial Advisory Board, where Chairman has not engaged in conduct during his tenure on the board which would constitute “cause” for such termination, as determined by a majority vote of the disinterested board member shall remain the property of the Chairman or his company with all rights and privileges thereto. “Cause” means a determination by the by the majority of the disinterested board members that the Chairman has been engaged in any of the following” (i) malfeasance in office; (ii) gross misconduct or neglect; (iii) false or fraudulent misrepresentation; (iv) willful conversion of corporate funds; (v) material breach of an obligation to make full disclosure; (vi) gross incompetence; (viii) gross inefficiency; (ix) acts of moral turpitude; (x) repeated failure to participate (either by telephone or electronically through an internet based service such as Skype) to participate in board meetings on a regular basis despite having received proper notice of the meetings at least 48 hours in advance thereof. The removal of the Chairman as Chairman, by itself, shall not affect the rights and privileges of the holder of the debenture. The Chairman or his company are subject to the rights and privileges afforded to them by the debenture documentation.

(c) Extensions. This Agreement may be extended by additional six (6) month periods for the same compensation as outlined in sections (a) and (b) above. Chairman may from time to time during his tenure be granted or awarded additional compensation. Such compensation will be determined by the company’s board.

(d) Benefits. The Chairman will not be receiving health, dental, eye-‐ care, disability and/or life insurance benefits in accordance with any benefit plans established by the Company for its senior executives (as may be amended from time to time at the Company’s sole discretion). The Chairman is not entitled to any paid vacation leave.

(e) Expenses. The Company shall reimburse Chairman for all reasonable business expenses incurred in the performance of his duties hereunder in accordance with Company’s expense reimbursement guidelines. The Company further agrees to cover the cost of some of the Director’s monthly overhead expenses not to exceed $1,000.00 a month.

(f) Indemnification. Company will indemnify and defend Chairman against any liability incurred in the performance of the Services under this Agreement. Chairman shall be entitled to the protection of any insurance policies the Company maintains; especially if the Company maintains Director’s and Officer’s insurance. The Company hereby indemnifies Chairman against all costs, charges, and expenses in connection with any action, suit or proceeding to which he may be made a party by reason of his affiliation or position with the Company and its Board, its subsidiaries or affiliates.

( g ) Records. Chairman shall have the reasonable access to books and records of the Company, as necessary to enable Chairman to fulfill his obligations as a Chairman of the Financial Advisory Board of the Company.

4 Termination

(a) Right to Terminate. At any time, Chairman may be removed as from his position as provided in Company’s Certificate of Incorporation as amended, bylaws, as amended and applicable law. Chairman may resign as Chairman or a Member as provided in the appropriate corporate documentation. Chairman has the right to resign said position on thirty day written notice to the Company’s Board.

(b) Effect of Termination as Chairman. Upon a termination of Chairman’s status, in which Chairman remains a Member of said board, this Agreement will terminate and the Company and Chairman will sign the Company’s standard Members Agreement, in effect at the time of the termination, subject to any modifications to which both parties mutually agree; provided, however, following such termination and for as long as Chairman continues to serve as a Chairman of the Financial Advisory Board ofthe Company. The Company shall pay to the Chairman all compensation and benefits to which Chairman is entitled to receive up and through the date of termination, and thereafter, all of the Company’s obligations under this Agreement shall cease.

(c) Effect of Termination as Member. Upon a termination of Member’s status as a Member, this Agreement will terminate; Company shall pay to the Member all compensation and benefits to which Member is entitled up and through the date of termination; and Member shall be entitled to his rights under any benefit laws.

5 Termination Obligations.

(a) Chairman agrees that all property, including, without limitation, all equipment, tangible proprietary information, documents, records, notes, contracts and computer-‐generated materials provided to or prepared by Chairman, belong to the Company and are directly related to his services for the Company and shall be promptly returned at the request of the Company.

(b) Upon termination of this Agreement, Chairman shall be deemed to have resigned from all offices then held with Company by virtue of his position as Chairman. Chairman agrees that following any termination of this Agreement, he shall cooperate with the Company in the winding up or transferring to other members any pending work and shall also cooperate with the Company (to the extent allowed by law and at the Company’s expense) in the defense of an action brought by any third party against the Company that relates to the Services under this Agreement.

6 Non-‐disclosure Obligations.

(a) Chairman shall maintain in confidence and shall not, directly or indirectly, disclose or use, either during or after the term of this Agreement, and Proprietary Information (as defined), confidential information, or trade secrets belonging to the Company, whether or not it is in written or permanent form, except to the extent necessary to perform the Services, as required by a lawful government order or subpoena, or as authorized in writing by the Company. These nondisclosure obligations also apply to Proprietary Information belonging to customers and suppliers of the Company, and other third parties, learned by Chairman as a result of performing the Services. Proprietary Information” means all information pertaining in any manner to the business of the Company, unless (i) the information is or becomes publicly known through lawful means; (ii) the information was part of Director’s general knowledge prior to his relationship with the Company; or (iii) the information is disclosed to the Chairman without restriction by a third party who rightfully possesses the information and did not learn of it from the Company.

7 Dispute Resolution

(a) Jurisdiction and Venue. The parties agree that any suit, action, or proceeding between the Chairman(and his attorneys, successors and assigns) and the Company (its affiliates, shareholders, directors, officers, employees, members, agents, successors, attorneys and assigns) relating to the Services or the termination of said Services shall be brought in the County of Nassau, in the State of New York where the Chairman lives and is domiciled. The Company also hereby acknowledges such jurisdiction by the Chairman conducting business on behalf of the Company, which are located in the County of Nassau, State of New York. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section for any reason are held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

(b) Attorneys’ fees. Should any litigation, arbitration or other proceeding be commenced between the parties concerning the rights or obligations of the parties under this Agreement, the party prevailing in such proceeding shall be entitled, in addition to such other relief as may be granted, to a reasonable sum as and for attorneys’ fees in such proceeding. This amount shall be determined by the court in such proceeding or in a separate action brought for that purpose. In addition to any amount received as attorneys’ fees, the prevailing party also shall be entitled to receive form the party held to the be liable, an amount equal to the attorneys’ fees and costs incurred in enforcing any judgment against such party. This Section is severable form the other provisions of this Agreement and survives any judgment and is not deemed merged into any judgment.

8 Entire Agreement.

This Agreement is intended to be the final, complete and exclusive statement of the terms of the Chairman’s relationship solely with respect to his position as Chairman with the Company. This Agreement entirely supersedes and may not be contradicted by evidence of any prior or contemporaneous statements or agreements pertaining to the Chairman’s relationship as Chairman or Member. Agreements related to the ownership of any securities are not affected by this Agreement.

9Amendments and Waivers.

This Agreement may not be amended except by in writing and signed by the Directors and a by a duly authorized representative of the Company other than the Chairman. Failure to exercise any right under this Agreement shall not constitute a waiver of such right or the right to act on such right in the future.

10 Assignment.

The Chairman agrees not to assign any rights or obligations under this Agreement, with the exception of the Chairman’s firm and firm’s consultants who will from time to time assist the Chairman in regard to the Services to be rendered under this Agreement.

11 Severability.

If any provision of the Agreement shall be held by a court or arbitrator to be invalid, unenforceable, or void, such provision shall be enforced to its fullest extent permitted by law and the remainder of this Agreement shall remain in full force and effect.  In the event that the time period or scope of any provision is declared by a court or arbitrator of competent jurisdiction to exceed the maximum time period or scope that such court or arbitrator deems enforceable, then such court or arbitrator shall reduce the time period or scope to the maximum time period or scope permitted by law.

12 Governing Law.

This Agreement shall be governed by and constructed in accordance with the laws of The State of New York.

13 Interpretation.

This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. Captions are used for reference purposes only and should be ignored in the interpretation of the Agreement.

14 Binding Agreement.

Each party represents and warrants to the other that the person(s) signing this agreement below has the authority to bind the party to this Agreement and that this Agreement will legally bind both the Company and the Chairman of The Financial Advisory Committee. This Agreement will be binding upon and benefit the parties and their heirs, administrators, executors, successors or permitted assigns. To the extent that practices, policies, or procedures of the Company, now or in the future, are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control. Any subsequent change in the Director’s duties or compensation as Chairman will not affect the validity or scope of the remainder of this Agreement.

15 Chairman Acknowledgement.

The Chairman hereby acknowledges that the Chairman has had the opportunity to  consult legal counsel concerning this Agreement, that the Chairman has read and understands the Agreement, that the Chairman is fully aware of its legal effect, and that the Chairman has entered into it freely based on his own judgment and not on any representations or promises other than those contained in the Agreement.

16 Counterparts.

This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

MONDIAL VENTURES, Inc.

/s/Dennis R Alexander
Name: Dennis R Alexander

Title: CEO

CHAIRMAN OF THE FINANCIAL ADVISORY COMMITTEE:

/s/Robert Cohen
Robert Cohen